                                                          Exhibit 99.(k)(iii)(1)

                         SIDLEY AUSTIN BROWN & WOOD LLP

      BEIJING                    BANK ONE PLAZA                LOS ANGELES
     BRUSSELS                10 S. DEARBORN STREET               NEW YORK
      CHICAGO               CHICAGO, ILLINOIS 60603           SAN FRANCISCO
      DALLAS                 TELEPHONE 312 853 7000              SHANGHAI
      GENEVA                 FACSIMILE 312 853 7036             SINGAPORE
     HONG KONG                   www.sidley.com                   TOKYO
      LONDON                      FOUNDED 1866               WASHINGTON, D.C.

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS
    (312) 853-4151                                         crissler@sidley.com

                                February 3, 2004

BY FEDERAL EXPRESS

To the Parties Identified on the attached
Schedule

          Re:   AMENDMENT NO. 1 TO THE REVOLVING CREDIT AND SECURITY AGREEMENT

Dear Ladies and Gentlemen:

          Enclosed please find one set of the documents executed and/or obtained in connection with that certain Amendment No. 1 to the Revolving Credit and Security Agreement, dated as of February 2, 2004, by and among ING Prime Rate Trust (the "Borrower"), CRC Funding, LLC, as conduit lender (the "Conduit Lender"), Citibank, N.A., as secondary lender (the "Secondary Lender") and Citicorp North America, Inc., as agent (the "Agent") under that certain Revolving Credit and Security Agreement (the "Credit Agreement"), dated as of July 16, 2003 by and among the Borrower, the Conduit Lender, the Secondary Lender and the Agent.

          If you have further need of assistance, please feel free to call me at
(312) 853-4151.

                                                       Sincerely,
                                                       /s/ Christina B. Rissler
                                                       Christina B. Rissler

Enclosures


SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

                                                                  Execution Copy

                                 AMENDMENT NO. 1

                                       to

                     REVOLVING CREDIT AND SECURITY AGREEMENT

          THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AND SECURITY AGREEMENT (the "AMENDMENT") is made as of February 2, 2004 by and among ING PRIME RATE TRUST (the "BORROWER"), CRC FUNDING, LLC, as Conduit Lender (the "LENDER"), CITIBANK, N.A., as Secondary Lender (the "SECONDARY LENDER"), and CITICORP NORTH AMERICA, INC., in its capacity as contractual representative (the "AGENT") under that certain Revolving Credit and Security Agreement dated as of July 16, 2003 by and among the Borrower, the Lender, the Secondary Lender and the Agent (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

          WHEREAS, the Borrower, the Lender, the Secondary Lender and the Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrower, the Lender, the Secondary Lender and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement:

          1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of February 2, 2004, 2003 (the "Effective Date") and subject to the satisfaction of the conditions precedent set forth in SECTION 2 below, the Credit Agreement is hereby amended as follows:

     1.1. The definition of "TOTAL COMMITMENT" now appearing in SECTION 1.01 of the Credit Agreement is amended to delete the amount "$325,000,000" and to substitute therefor the amount "$435,000,000".

          2. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received duly executed originals of (i) an opinion of Dechert LLP, counsel of the Borrower,
(ii) a letter substantially in the form of SCHEDULE I attached hereto from the Advisor and the Administrator reaffirming their respective Letter Agreement and acknowledged and agreed to by the Agent and (iii) this Amendment from each of the Borrower, the Lender, the Secondary Lender and the Agent.

          3.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     3.1. The Borrower hereby represents and warrants that this Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally).

     3.2. Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby (i) reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties are true and correct in all material respects as of the effective date of this Amendment, except for changes in the Schedules to the Credit Agreement reflecting events, conditions or transactions permitted by or not in violation of the Credit Agreement (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date) and (ii) certifies that no Default or Event of Default has occurred and is continuing.

          4.   REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

     4.1. Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Program Document shall mean and be a reference to the Credit Agreement as amended hereby.

     4.2. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     4.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, the Lender or the Secondary Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

          6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                   ING PRIME RATE TRUST, as Borrower


                                   By: /s/ Daniel A. Norman
                                      -----------------------
                                      Name:   Daniel A. Norman
                                      Title:  Senior Vice President


                                   CRC FUNDING, LLC, as the Lender


                                   By:
                                      -----------------------
                                      Name:
                                      Title:


                                   CITIBANK, N.A., as Secondary Lender


                                   By:
                                      -----------------------
                                      Name:
                                      Title:


                                   CITICORP NORTH AMERICA, INC., as
                                   Agent


                                   By:
                                      -----------------------
                                      Name:
                                      Title:


SIGNATURE PAGE TO AMENDMENT NO. 1 TO REVOLVING CREDIT AND SECURITY AGREEMENT

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                   ING PRIME RATE TRUST, as Borrower


                                   By:
                                      -----------------------
                                      Name:
                                      Title:


                                   CRC FUNDING, LLC, as the Lender


                                   By: /s/ Susan M. Olsen
                                      -----------------------
                                      Name:            SUSAN M. OLSEN
                                      Title:           Vice President
                                                       Securitization
                                              388 Greenwich Street, 19th Floor
                                                        212-816-0777


                                   CITIBANK, N.A., as Secondary Lender


                                   By: /s/ Susan M. Olsen
                                      -----------------------
                                      Name:            SUSAN M. OLSEN
                                      Title:           Vice President
                                                       Securitization
                                              388 Greenwich Street, 19th Floor
                                                        212-816-0777


                                   CITICORP NORTH AMERICA, INC., as
                                   Agent


                                   By: /s/ Susan M. Olsen
                                      -----------------------
                                      Name:            SUSAN M. OLSEN
                                      Title:           Vice President
                                                       Securitization
                                              388 Greenwich Street, 19th Floor
                                                        212-816-0777

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REVOLVING CREDIT AND SECURITY AGREEMENT

                                   SCHEDULE I

                          FORM OF REAFFIRMATION LETTER

          Reference is hereby made to that certain Amendment No. 1 to Revolving Credit and Security Agreement (the "AMENDMENT") made as of February 2, 2004 by and among ING Prime Rate Trust (the "BORROWER"), CRC Funding, LLC, as Conduit Lender (the "LENDER"), Citibank, N.A., as Secondary Lender (the "SECONDARY LENDER"), and Citicorp North America, Inc., in its capacity as contractual representative (the "AGENT") under that certain Revolving Credit and Security Agreement, dated as of July 16, 2003, by and among the Borrower, the Lender, the Secondary Lender and the Agent (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

          Each of the Advisor and the Agent hereby agrees to amend the last paragraph of the Letter Agreement to which both are parties by adding the following language thereto:

          "Any such subcontract, delegation or assignment shall not affect the Advisor's liability for performance of its duties and obligations pursuant to the terms hereof. Without limiting the generality of the foregoing, any action taken or omitted to be taken by any Person that has entered into a subcontract with the Advisor or to whom the Advisor has delegated or assigned any of its duties shall be deemed to be an action or omission by the Advisor."

          Each of the Advisor and the Administrator hereby acknowledges that all references to the Credit Agreement in the Letter Agreement to which it is a party shall mean and be references to such Credit Agreement as amended by the Amendment. Each of the Advisor and the Administrator hereby reaffirms all of its obligations under the Letter Agreement to which it is a party, which Letter Agreement remains in full force and effect before and after giving effect to the amendment described in the Amendment and the amendment described herein as so amended hereby, if applicable, and such Letter Agreement is hereby ratified and confirmed.


                                        ING INVESTMENTS, LLC, as Advisor


                                        By:
                                           -----------------------
                                           Name:
                                           Title:


                                        ING FUNDS SERVICES, LLC, as the
                                        Administrator


                                        By:
                                           -----------------------
                                           Name:
                                           Title:

SIGNATURE PAGE TO REAFFIRMATION OF LETTER AGREEMENTS

Acknowledged and agreed to
this ___ day of February, 2004 by,


CITICORP NORTH AMERICA, INC., as Agent


By:
   ---------------------------
        Name:
        Title:

SIGNATURE PAGE TO REAFFIRMATION OF LETTER AGREEMENTS

[ING FUNDS LOGO]

     Reference is hereby made to that certain Amendment No. 1 to Revolving Credit and Security Agreement (the "AMENDMENT") made as of February 2, 2004 by and among ING Prime Rate Trust (the "BORROWER"), CRC Funding, LLC, as Conduit Lender (the "LENDER"). Citibank, N.A., as Secondary Lender (the "SECONDARY LENDER"), and Citicorp North America, Inc., in its capacity as contractual representative (the "AGENT") under that certain Revolving Credit and Security Agreement, dated as of July 16, 2003, by and among the Borrower, the Lender, the Secondary Lender and the Agent (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

     Each of the Advisor and the Agent hereby agrees to amend the last paragraph of the Letter Agreement to which both are parties by adding the following language thereto:

     "Any such subcontract, delegation or assignment shall not affect the Advisor's liability for performance of its duties and obligations pursuant to the terms hereof. Without limiting the generality of the foregoing, any action taken or omitted to be taken by any Person that has entered into a subcontract with the Advisor or to whom the Advisor has delegated or assigned any of its duties shall be deemed to be an action or omission by the Advisor."

     Each of the Advisor and the Administrator hereby acknowledges that all references to the Credit Agreement in the Letter Agreement to which it is a party shall mean and be references to such Credit Agreement as amended by the Amendment. Each of the Advisor and the Administrator hereby reaffirms all of its obligations under the Letter Agreement to which it is a party, which Letter Agreement remains in full force and effect before and after giving effect to the amendment described in the Amendment and the amendment described herein as so amended hereby, if applicable, and such Letter Agreement is hereby ratified and confirmed.


ING INVESTMENTS, LLC, as the Advisor    ING FUNDS SERVICES, LLC, as the
                                        Administrator


By: /s/ Daniel A. Norman                By: /s/ Rob Naka
    --------------------------------        ----------------------------
Name:  Daniel A. Norman                 Name:  Rob Naka
Title: Senior Vice President            Title: Senior Vice President


       7337 East Doubletree Ranch Road      Tel: 480.477.3000
       Scottsdale, AZ 85258-2034            Fax: 480.477.2700
       www.ingfunds.com

Acknowledged and agreed to
this 2nd day of February, 2004 by,


CITICORP NORTH AMERICA, INC., as Agent


By:  /s/ Susan M. Olsen
    ----------------------------
      Name:           SUSAN M. OLSEN
      Title:          Vice President
                      Securitization
             388 Greenwich Street, 19th Floor
                       212-816-0777

SIGNATURE PAGE TO REAFFIRMATION OF LETTER AGREEMENTS

[ING FUNDS LOGO]

                             SECRETARY'S CERTIFICATE

     The undersigned hereby certifies that he is the duly elected and acting Vice President and Assistant Secretary of ING Investments, LLC, an Arizona limited liability company, and does further certify that:

     1. ING Investments, LLC is the investment adviser for ING Prime Rate Trust, a Massachusetts business trust (the "Trust").

     2. In connection with the execution of, and entering into, by the Trust of that certain Amendment No. 1 to the Revolving Credit and Security Agreement by and among the Trust, CRC Funding, LLC, Citibank, N.A., and Citicorp North America, Inc., ING Investments, LLC has executed that certain Reaffirmation Letter in the form set forth as Schedule I to said Amendment No. 1.

     3. The execution of the Reaffirmation Letter by ING Investments, LLC has been duly authorized by all requisite limited liability company action of ING Investments, LLC, the officer who executed such Reaffirmation Letter is a duly elected and authorized officer of ING Investments, LLC, and, once executed by such officer, the provisions of the Reaffirmation Letter shall be binding and enforceable against ING Investments, LLC in accordance with its terms.

     4. ING Investments, LLC has the requisite power and authority to execute, deliver and perform its obligations under the Reaffirmation Letter. Such execution, delivery and performance:

          (i) have been duly authorized by all necessary and proper limited liability company action on the part of ING Investments, LLC;

          (ii) do not violate any provision of the Certificate of Formation or the Operating Agreement of ING Investments, LLC;

          (iii) will not violate any law or regulation of the State of Arizona or of the United States of America applicable to ING Investments, LLC;

          (iv) will not violate any order of any court applicable to ING Investments, LLC; and

          (v) will not violate, or require the termination of, or require the approval or consent of any Person under the terms of any indenture, mortgage, deed of


     7337 East Doubletree Ranch Road   Tel: 480.477.3000   ING Investments, LLC
     Scottsdale, AZ 85258-2034         Fax: 480.477.2700
     www.ingfunds.com
                trust, loan agreement or any other material agreement to which ING Investments, LLC is a party or by which ING Investments, LLC or any of its properties may be bound.

     IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate this 2nd day of February, 2004.


                                     /s/ William H. Rivoir III
                                     -----------------------------------------
                                     William H. Rivoir III
                                     Vice President and Assistant Secretary

                    CERTIFICATE OF INCUMBENCY OF OFFICERS OF
                             ING FUNDS SERVICES, LLC


     The undersigned, William H. Rivoir III, hereby certifies that (i) he is the duly elected, qualified and acting Senior Vice President and Secretary for ING Funds Services, LLC, and (ii) the person named below has been duly elected, has duly qualified, and this day is an officer of ING Funds Services, LLC, holding the office set opposite his name, the signature set opposite his name is his genuine signature, and he has the authority to execute documents on behalf of ING Funds Services, LLC.

     NAME                     TITLE                  SIGNATURE
     ----                     -----                  ---------
     Rob Naka         Senior Vice President         /s/ Rob Naka
                                                    ------------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 30th day of January, 2004.


                                     /s/ William H. Rivoir III
                                     ----------------------------------------
                                     William H. Rivoir III
                                     Senior Vice President and Secretary

[DECHERT LLP LOGO]

BOSTON

BRUSSELS

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

February 2, 2004

CRC Funding, LLC
   as Conduit Lender
Citibank, N.A.,
   as Secondary Lender
Citicorp North America, INC.,
   as Agent, and the
Persons who are from time to time
   Lenders under the Revolving Credit and
   Security Agreement
c/o Citicorp North America, INC.
   450 Mamaraneck Avenue
   Harrison, New York 10528

          Re:  ING Prime Rate Trust

Ladies and Gentlemen:

          We have acted as special counsel to ING Prime Rate Trust, a Massachusetts business trust, in connection with that certain Amendment No. 1 made as of February 2, 2004 to that certain Revolving Credit and Security Agreement dated as of July 16, 2003 by and among ING Prime Rate Trust, CRC Funding, LLC, as Conduit Lender, Citibank, N.A., as Secondary Lender, and Citicorp North America, Inc., in its capacity as contractual representative (the "Amendment"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended. This opinion is delivered to you at our clients' request pursuant to
Section 2(i) of the Amendment.

               In rendering the opinions set forth herein, we have examined:

               1. the Borrower's Agreement and Declaration of Trust, Bylaws and certificates of good standing received from The Commonwealth of Massachusetts and the State of Arizona;

               2. the Borrower's Prospectus and Statement of Additional Information;

               3. resolutions of the Executive Committee of the Board of Trustees of the Borrower with respect to the transactions referred to herein; and

               4. such other agreements, instruments and documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.


LAW OFFICES OF DECHERT LLP

30 ROCKEFELLER PLAZA - NEW YORK, NY 10112-2200 + TEL: 212.698.3500
- FAX: 212.698.3599 - www.dechert.com

     Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Borrower and we have made such inquiries of officers and representatives of the Borrower as we have deemed relevant or necessary, as the basis for the opinions set forth herein. A copy of the certificate received from the Borrower and relied upon for purposes of the determination of matters of fact for this opinion are attached hereto as EXHIBIT A.

     In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine (other than Persons signing on behalf of the Borrower), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:

     a. the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Credit Agreement and Amendment, with respect to the factual matters set forth therein;

     b. all parties to the documents reviewed by us (other than the Borrower, with respect to whom we render our opinions herein) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties and are enforceable against such parties in accordance with their respective terms;

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Dechert LLP attorneys who have represented the Borrower in connection with the Amendment. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

     1. Based on a certificate received from the Secretary of The Commonwealth of Massachusetts, the Borrower is a business trust duly authorized to exercise in The Commonwealth of Massachusetts all of the powers recited in Borrower's Declaration of Trust and to transact business in Massachusetts under the laws of The Commonwealth of Massachusetts. Based on a certificate received from the Secretary of the State of Arizona, the Borrower has the authority to transact business in the State of Arizona. Copies of the certificates referred to in this paragraph are attached here to as EXHIBIT B.

     2. The Borrower has the requisite trust power and authority to own and encumber its properties and assets and to conduct its business as currently conducted.

     3. The Borrower has all requisite trust power and authority to execute and deliver the Amendment and to perform its obligations under Credit Agreement, as amended by the Amendment. The Amendment has been duly authorized by the Borrower and has been duly executed and delivered by a duly authorized officer of the Borrower. The Amendment and the Credit Agreement as previously executed and as amended by the Amendment, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     The opinions as expressed herein are subject to the following qualifications:

     A. The effect of applicable bankruptcy, reorganization, insolvency, moratorium, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors or secured parties.

     B. To the extent the Credit Agreement and Amendment specify a governing law, we express no opinion as to whether this choice of law is enforceable.

     C. Limitations which may arise under general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

     D. Limitations upon the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance) which may arise under general principles of equity.

     E. Limitations on enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts imposed by public policy relating thereto.

     F. Limitations regarding enforceability of provisions for indemnification where such indemnification would be violative of any law, rule or regulation (including without limitation any federal or state securities law or regulation) or would be contrary to public policy.

     G. We express no opinion with respect to: (1) the enforceability of provisions contained in the Credit Agreement or the Amendment relating to the effect of laws which may be enacted in the future; (2) the enforceability of provisions in the Credit Agreement or the Amendment purporting to waive the effect of applicable laws to the extent such laws do not permit such waiver; or
(3) the effectiveness of any power-of-attorney given under the Credit Agreement, as amended by the Amendment, which is intended to bind successors and assigns which have not granted such powers by a power-of-attorney specifically executed by them.

     H. Without limiting the generality of the foregoing, we express no opinion with respect to (1) the accuracy or completeness of any property descriptions contained in the Credit Agreement as amended by the Amendment, or (2) the right of the Agent or the Lenders to set-off against funds held in any account maintained with the Agent or the Lenders by the Borrower and which account is designated, or contains funds that the Agent or the Lenders is aware have been set aside for special purposes, such as payroll, trust and escrow accounts, or which funds are subject to special agreement between the Agent or the Lenders and the Borrower precluding or limiting rights to set-off funds.

     I. Without limiting the generality of the foregoing, we express no opinion as to the legality, validity, binding nature or enforceability, of (1) any self-help provisions; (2) provisions that purport to establish evidentiary standards; (3) provisions that provide for the enforceability of the remaining terms and provisions of the Credit Agreement, as amended by the Amendment, in circumstances in which certain other terms and provisions of the such agreement are illegal or unenforceable; (4) provisions that provide that certain rights or obligations are absolute or unconditional; (5) provisions related to waivers of remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations or limitations on the obligations of the Agent or the Lenders in circumstances in which a failure of condition or default by the Borrower is not material; (6) provisions related to releases or waivers of legal or equitable rights, discharges of defenses, or reimbursement or indemnification in circumstances in which the person seeking reimbursement or indemnification has breached its duties under the Credit Agreement, as amended by the Amendment, or otherwise, or itself has been negligent; (7) provisions which purport to restrict transfer of title to (or, except for Liens expressly permitted under the Credit Agreement, further liens on) any property covered by the Credit Agreement as amended by the Amendment; (8) provisions which restrict access to or waive legal or equitable remedies or access to courts; (9) provisions which affect or confer jurisdiction or venue; (10) provisions relating to the payment or collectibility of legal fees; or (11) provisions which permit any of the Agent or the Lenders to act in its sole discretion or to be exculpated from liability for its actions to the extent not permitted by law.

     K. Except as set forth in the immediately following sentence, our opinion is limited solely to such matters of law under United States federal law, the laws of The Commonwealth of Massachusetts and the laws of the State of New York which in our experience would normally be applicable to the consummation of the transactions contemplated by the Amendment and the Credit Agreement as previously executed and as amended by the Amendment, as those laws are in effect as of the date hereof, and we express no opinion with respect to the laws of any other state or jurisdiction, including but not limited to, ordinances, regulations or practices of any county, city or other governmental agency or body within The Commonwealth of Massachusetts, the State of New York or any other state or jurisdiction.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

     This opinion is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Amendment. Notwithstanding anything in this opinion to the contrary, you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof as long as such parties agree to keep this opinion confidential, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, (iii) pursuant to valid legal process, and (iv) to any rating agency which is rating the commercial paper issued by the Conduit Lender, in each case without prior consent. Otherwise, this opinion may not be relied upon in any manner by any other person and may not be disclosed, quoted or otherwise referred to without our prior written consent.

Very truly yours,
Dechert LLP

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                                                                       EXHIBIT A

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                        THE COMMONWEALTH OF MASSACHUSETTS
[LOGO]                    SECRETARY OF THE COMMONWEALTH
                    STATE HOUSE, BOSTON, MASSACHUSETTS 02133

WILLIAM FRANCIS GALVIN
   SECRETARY OF THE
     COMMONWEALTH                JANUARY 28,2004

To Whom it May Concern:

     I hereby certify that the trustees of

                              ING PRIME RATE TRUST

a voluntary association with transferable shares, filed a copy of its Declaration of Trust dated DECEMBER 2, 1987, in this Office on DECEMBER 4, 1987, pursuant to Chapter 182 of the General Laws of the Commonwealth of Massachusetts, and that said association has filed the necessary certificates required to be filed under said Chapter 182 and paid the necessary fees due thereon; and that said association is at the date of this certificate duly authorized to exercise in said Commonwealth of Massachusetts all of the powers recited in said Declaration of Trust, and to transact business in said Commonwealth of Massachusetts.


[SEAL]                 In testimony of which,
                       I have hereunto affixed the
                       Great Seal of the Commonwealth
                       on the date first above written.

                       /s/ William Francis Galvin
                       Secretary of the Commonwealth

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                                STATE OF ARIZONA

                                     [SEAL]

                                  Office of the
                             CORPORATION COMMISSION

                          CERTIFICATE OF GOOD STANDING

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     I, BRIAN C. McNEIL, EXECUTIVE SECRETARY OF THE ARIZONA CORPORATION COMMISSION, DO HEREBY CERTIFY THAT

                           ***ING PRIME RATE TRUST***

A FOREIGN BUSINESS TRUST ORGANIZED UNDER THE LAWS OF MASSACHUSETTS DID OBTAIN AUTHORITY TO TRANSACT BUSINESS IN THE STATE OF ARIZONA ON THE 5TH DAY OF FEBRUARY 1996.

     I FURTHER CERTIFY THAT ACCORDING TO THE RECORDS OF THE ARIZONA CORPORATION COMMISSION, AS OF THE DATE SET FORTH HEREUNDER, THE SAID CORPORATION HAS NOT
HAD ITS AUTHORITY REVOKED FOR FAILURE TO COMPLY WITH THE PROVISIONS OF THE ARIZONA BUSINESS CORPORATION ACT; THAT ITS MOST RECENT ANNUAL REPORT, SUBJECT TO THE PROVISIONS OF A.R.S. SECTIONS 10-122, 10-123, 10-125 & 10-1622, HAS BEEN DELIVERED TO THE ARIZONA CORPORATION COMMISSION FOR FILING; AND THAT THE SAID CORPORATION HAS NOT FILED AN APPLICATION FOR WITHDRAWAL AS OF THE DATE OF THIS CERTIFICATE.

     THIS CERTIFICATE RELATES ONLY TO THE LEGAL AUTHORITY OF THE ABOVE NAMED ENTITY AS OF THE DATE ISSUED. THIS CERTIFICATE IS NOT TO BE CONSTRUED AS AN ENDORSEMENT, RECOMMENDATION, OR NOTICE OF APPROVAL OF THE ENTITY'S CONDITION OR BUSINESS ACTIVITIES AND PRACTICES.

[SEAL] IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED THE OFFICIAL SEAL OF THE ARIZONA CORPORATION COMMISSION. DONE AT PHOENIX, THE CAPITAL, THIS 22ND DAY OF JANUARY, 2004, A. D.

                         /s/ Brian C. McNeil
                         ----------------------------
                         Executive Secretary

                         By /s/ Pam Bedard
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                                                                       EXHIBIT B

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                    OFFICER'S CLOSING CERTIFICATE OF BORROWER

     In connection with the opinion of Dechert LLP ("Dechert") to be rendered on the date hereof (the "Opinion") in connection with that certain Amendment No. 1 made as of February 2, 2004 to that certain Revolving Credit and Security Agreement among ING Prime Rate Trust (the "Borrower"), CRC Funding, LLC, Citibank, N.A. and Citicorp North America, Inc., dated as of July 16, 2003 (the "Amendment"), I, William H. Rivoir III, the duly elected Senior Vice President and Assistant Secretary of the Borrower, hereby certify to Dechert as follows:

     1. Terms herein with capitalized initial letters and not otherwise defined herein shall have the respective meanings ascribed to them in the Opinion.

     2. I am the duly elected and acting Senior Vice President and Assistant Secretary of the Borrower.

     3. The Borrower has the power and authority to own its property and to conduct the business in which it is currently engaged.

     4. The Borrower is registered as a closed-end management investment company under the Investment Company Act of 1940. The Borrower's registration under the Investment Company Act of 1940 has not been withdrawn or suspended, and no proceedings have commenced in which withdrawal or suspension of such registration has been sought.

     5. Attached hereto as EXHIBIT A is a true, correct and complete copy of resolutions adopted by the Executive Committee of the Board of Trustees of the Borrower as of January 20, 2004 that authorize the execution of the Amendment, and such resolutions have not since their adoption been in any way modified or rescinded, and are in full force and effect on the date hereof.

     6. The execution, delivery, and performance of the Amendment and the Credit Agreement as previously executed and as amended by the Amendment, all as provided therein, will not violate, or constitute a default under, any requirement of law or contractual obligation of the Borrower.

     7. There is no action, suit or proceeding, or any governmental investigation or any arbitration pending or threatened by or against the Borrower before any court or arbitrator or any governmental or administrative body, agency or official which challenges the validity, or seeks to enjoin the performance or consummation, of the Amendment or the Credit Agreement as previously executed and as amended by the Amendment.

     IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this 2nd day of February, 2004.


                                   /s/ William H. Rivoir III
                                   -------------------------------
                                   William H. Rivoir III

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                                    EXHIBIT A

EXECUTIVE COMMITTEE RESOLUTIONS AUTHORIZING AMENDMENT

     RESOLVED, that ING Prime Rate Trust (the "Trust") increase the amount that it may borrow for investment and other purposes, as permitted in the Trust's prospectus, under its existing credit facility with a commercial paper conduit sponsored by Citibank to a total of $435 million; and

     FURTHER RESOLVED, that the officers of the Trust are authorized and directed to negotiate and enter into an amended credit facility agreement with such commercial paper conduit to implement such increase on substantially the terms and conditions presented to the Executive Committee at this meeting.

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